SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2003

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	0-2585 (Commission File Number)	62-0183370 (I.R.S. Employer Identification No.)

345-B Nowlin Lane, Chattanooga, Tennessee (Address of principal executive offices)	37421 (zip code)

Registrant's telephone number, including area code (423) 510-7010

Item 2.  Acquisition or Disposition of Assets.

On November 12, 2003, The Dixie Group, Inc. completed the sale of its factory-built housing, needlebond and carpet recycling businesses and related assets to Shaw Industries Group, Inc., pursuant to an Asset Purchase Agreement dated September 4, 2003. There is no material relationship between Shaw Industries Group, Inc. or its parent company, Berkshire Hathaway Inc., and Dixie or any of Dixie's affiliates, directors or officers or any of their associates.

The Asset Purchase Agreement provided for a cash purchase price of $205.0 million, which, net of liabilities retained by the Company, resulted in a net value for the transaction of approximately $180.0 million. Proceeds received at closing, which are subject to certain adjustments, were used to retire approximately $143.0 million of the Company's debt, to fund an $8.0 million escrow reserve, and to pay certain debt pre-payment premiums and transaction-related expenses. Approximately $47.0 million was invested in short-term securities and will be used to pay the retained liabilities when they become due and income taxes related to the transaction. The assets sold included the Company's yarn, tufting, dyeing, finishing, needlebond, distribution and logistics facilities in Calhoun, Georgia, its needlebond facility in Dalton, Georgia, and its carpet recycling facility in Lafayette, Georgia. Together these businesses generated sales of approximately $253.0 million during the 12 month period ended September 27, 2003. Approximately 1,100 associates are employed in these facilities.

The transaction is not expected to result in a material net gain or loss; however, the Company will incur costs to extinguish debt retired with the sale proceeds. The Company is also evaluating certain assets that will be impaired as a result of the sale of these businesses. These items and charges, estimated at approximately $12.0 million to $15.0 million after-tax, are expected to have a negative impact on results for the fourth quarter of 2003.

Item 7. Financial Statements and Exhibits.
(b)	Pro Forma Financial Information (unaudited).

The following Pro Forma financial statements are filed with this Report:

Pro Forma Consolidated Condensed Balance Sheet as of September 27, 2003
Pro Forma Consolidated Condensed Statements of Income (Loss)
Year Ended December 28, 2002
Nine Months Ended September 27, 2003

The audited Pro Forma Consolidated Condensed Balance Sheet of the Company as of September 27, 2003, reflects the financial position of the Company after giving effect to the sale of the Company's factory-built housing, needlebond and carpet recycling businesses and related assets as discussed in Item 2, as if such sale took place on September 27, 2003. The unaudited Pro Forma Consolidated Condensed Statements of Income (Loss) for the fiscal year ended December 28, 2002 and the nine months ended September 27, 2003, give effect to the sale of factory-built housing, needlebond and carpet recycling businesses and related assets as if such sale was consummated at the beginning of the respective periods presented.

The pro forma information is based on the historical financial statements of the Company, which had previously been reclassified to separately present the discontinued operations and contain adjustments necessary to reflect the use of proceeds to reduce debt to $61,804, record debt extinguishment and transaction related expenses of $12,509, net of taxes, and to reflect cash invested in short-term securities in the amount of $46,852.

The Pro Forma Consolidated Condensed Financial Statements are not necessarily indicative of the results that actually would have occurred if the sale had been in effect as of, and for, the periods presented or what may be achieved in the future.

(c)	Exhibits.
	(i)	Exhibits Incorporated by Reference
(2.1)

Asset Purchase Agreement between The Dixie Group, Inc. and certain of its subsidiaries, and Shaw Industries Group, Inc., dated September 4, 2003. Incorporated by reference to Exhibit 10.1 to Form 10-Q for quarter ended September 27, 2003.

	(ii)	Exhibits Filed with this Report
	(2.2)	First Amendment dated November 12, 2003 to Asset Purchase Agreement dated September 4, 2003

THE DIXIE GROUP, INC. PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED) (dollars in thousands, except per share data)

	Historical September 27, 2003		Pro Forma Adjustments		Pro Forma September 27, 2003

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,111		$46,852	(a)	$48,963
Accounts receivable (less allowance for doubtful
accounts of $1,334)	20,005				20,005
Inventories	52,301				52,301
Assets held for sale	204,851		(204,837)	(b)	14
Other	8,161		8,000	(c)	16,161

TOTAL CURRENT ASSETS	287,429		(149,985)		137,444

PROPERTY, PLANT AND EQUIPMENT	142,766				142,766
Less accumulated amortization and depreciation	(82,985)				(82,985)

NET PROPERTY, PLANT AND EQUIPMENT	59,781		---		59,781

GOODWILL	52,582				52,582
INVESTMENT IN AFFILIATE	11,936				11,936
OTHER ASSETS	16,572		(3,733)	(d)	12,839

TOTAL ASSETS	$428,300		$(153,718)		$274,582

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$47,357	$			$47,357
Accrued expenses	26,024		20,626	(e)	46,650
Current portion of long-term debt	149,988		(141,981)	(f)	8,007

TOTAL CURRENT LIABILITIES	223,369		(121,355)		102,014

LONG-TERM DEBT
Senior indebtedness	27,929		(1,369)	(f)	26,560
Convertible subordinated debentures	27,237				27,237

TOTAL LONG-TERM DEBT	55,166		(1,369)		53,797

OTHER LIABILITIES	15,831				15,831
DEFERRED INCOME TAXES	22,276		(19,118)	(g)	3,158
STOCKHOLDERS' EQUITY
Common Stock ($3 par value per share): Authorized
80,000,000 shares, issued - 14,420,125 shares	43,260				43,260
Class B Common Stock ($3 par value per share):
Authorized 16,000,000 shares, issued - 795,970 shares	2,388				2,388
Common Stock subscribed - 490,449 shares	1,471				1,471
Additional paid-in capital	132,710				132,710
Stock subscriptions receivable	(4,209)				(4,209)
Unearned stock compensation	(61)				(61)
Accumulated deficit	(7,249)		(12,509)	(h)	(19,758)
Accumulated other comprehensive income (loss)	(2,720)		633	(i)	(2,087)

	165,590		(11,876)		153,714
Less Common Stock in treasury at cost - 3,380,440 shares	(53,932)				(53,932)

TOTAL STOCKHOLDERS' EQUITY	111,658		(11,876)		99,782

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$428,300		$(153,718)		$274,582

Notes to Pro Forma Consolidated Condensed Balance Sheets (Unaudited)

(a)	Cash invested in short term securities after payment of debt and related expenses of the sale - $46,852.
(b)	Reflects the assets sold in connection with the sale - $204,837.
(c)	Proceeds that were placed in escrow - $8,000.
(d)	Write-off of the deferred financing costs related to debt retired from the sale proceeds - $3,733.
(e)	Accrued expenses of $2,592 paid in connection with the sale and the estimated income tax liability of $23,218 for the transaction.
(f)	Reflects the assumed use of proceeds from the sale to reduce debt - $143,350.
(g)	Reclassify the estimated deferred taxes to accrued expenses related to the transaction - $19,118.
(h)

Effect on retained earnings from the write-off of deferred financing cost and debt prepayment penalties related to debt assumed retired from the application of the sale proceeds. - $2,314 and $2,507, respectively, loss related to the tax effect of non-deductible goodwill on the sale of assets . - $7,055 and reclassify loss from accumulated other comprehensive loss for the portion of an interest rate swap that became ineffective as variable debt decreased below the notional amount of the swap agreement - $633.

(i)	Reclassify accumulated other comprehensive loss for the ineffective portion of the interest rate swap - $633.

THE DIXIE GROUP, INC. PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED) (dollars in thousands, except per share data)

	Historical September 27, 2003		Pro Forma Adjustments		Pro Forma September 27, 2003

NET SALES	$176,750	$			$176,750
Cost of sales	116,859				116,859

GROSS PROFIT	59,891		---		59,891
Selling and administrative expenses	49,135				49,135
Other (income) expenses - net	(843)				(843)

INCOME BEFORE INTEREST AND TAXES	11,599		---		11,599
Interest expense	5,855		(2,609)	(a)	3,246

INCOME BEFORE TAXES	5,744		2,609		8,353
Income tax provision	2,177		983	(b)	3,160

INCOME FROM CONTINUING OPERATIONS	3,567		1,626	(c)	5,193

BASIC EARNINGS PER SHARE:
Income from continuing operations	$0.30		$0.14		$0.44

SHARES OUTSTANDING	11,751		11,751		11,751

DILUTED EARNINGS PER SHARE:
Income from continuing operations	$0.30		$0.14		$0.44

SHARES OUTSTANDING	11,761		11,761		11,761

(a)				Decrease in interest expense due to the assumed application of the sales proceeds to reduce debt.
(b)				Income tax effect of adjustment described in note (a).
(c)

Income from continuing operations excludes the after-tax effect of debt prepayment penalties of $2,507, write-off of deferred financing costs of $2,314, a charge of $633 for the portion of an interest rate swap that became ineffective as variable debt decreased below the notional amount of the swap agreement and a charge of $7,055 related to the sale of assets.

THE DIXIE GROUP, INC. PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED) (dollars in thousands, except per share data)

	Historical December 28, 2002		Reclassification Adjustments (a)		Pro Forma Adjustments		Pro Forma December 28, 2002

NET SALES	$507,517		$(274,014)	$			$233,503
Cost of sales	387,010		(231,307)				155,703

GROSS PROFIT	120,507		(42,707)		---		77,800
Selling and administrative expenses	92,042		(35,176)				56,866
Other (income) expenses - net	(22)		(1,079)				(1,101)

INCOME BEFORE INTEREST AND TAXES	28,487		(6,452)		---		22,035
Interest expense	16,026		(10,626)		(1,017)	(b)	4,383

INCOME BEFORE TAXES	12,461		4,174		1,017		17,652
Income tax provision	4,191		1,073		352	(c)	5,616

INCOME FROM CONTINUING OPERATIONS	8,270		3,101		665		12,036

LOSS FROM DISCONTINUED OPERATIONS	(3,705)	(e)	(3,101)		---		(6,806)
NET INCOME	$4,565	$	---		$665	(d)	$5,230

BASIC EARNINGS PER SHARE:
Income from continuing operations	$0.71		$0.26		$0.06		$1.03
Loss from discontinued operations	(0.32)		(0.26)		---		(0.58)

Net income	$0.39	$	---		$0.06		$0.45

SHARES OUTSTANDING	11,723		11,723		11,723		11,723

DILUTED EARNINGS PER SHARE:
Income from continuing operations	$0.70		$0.26		$0.06		$1.02
Loss from discontinued operations	(0.31)		(0.26)		---		(0.57)

Net income	$0.39	$	---		$0.06		$0.45

SHARES OUTSTANDING	11,821		11,821		11,821		11,821

(a)

Reclassify the results of the factory-built housing, needlebond and carpet recycling businesses to discontinued operations. The Company classified these businesses as a discontinued operation for financial reporting purposes at the end of the third quarter of 2003

(b)						Decrease in interest expense due to the assumed application of the sales proceeds to reduce debt.
(c)	Income tax effect of adjustment described in note (b).
(d)

Net income excludes the after-tax effect of debt prepayment penalties of $2,507, write-off of deferred financing costs of $2,314, a charge of $633 for the portion of an interest rate swap that became ineffective as variable debt decreased below the notional amount of the swap agreement and a charge of $7,055 related to the sale of assets.

(e)						Represents operations related to the Company's textile business that was discontinued in 1999.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2003	THE DIXIE GROUP, INC.
By: /s/ GARY A. HARMON Gary A. Harmon Chief Financial Officer